UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2013

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(989) 636-1000

Not applicable

(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) New Director

On February 13, 2013, the Board of Directors of The Dow Chemical Company (the “Company”) filed a Form 8-K reporting that Ajay Banga had been elected Director of the Company but as of that date had not been named to any Board committees. On May 9, 2013, the Board of Directors of the Company elected Ajay Banga as a member of the Compensation and Leadership Development Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 14, 2013	THE DOW CHEMICAL COMPANY

By: /s/ CHARLES J. KALIL
Name: Charles J. Kalil
Title: Executive Vice President,
General Counsel and Corporate Secretary